LICENSE ASSISTANCE AGREEMENT


     This License Assistance Agreement (this "Agreement"), dated as of February 16, 1999, is entered into by and between ENERGY RESEARCH CORPORATION ("ERC"), a New York corporation with its principal place of business at 3 Great Pasture Road, Danbury, Connecticut, and EVERCEL, INC. ("Evercel"), a Delaware
corporation and wholly-owned subsidiary of ERC with its principal place of business at 3 Great Pasture Road, Danbury, Connecticut.

     WHEREAS, ERC has entered into a Cooperative Joint Venture Contract (the "Joint Venture Contract"), and articles of association (the "Articles of
Association"), each dated as of July 7, 1998, with Xiamen Three Circles Co., Ltd. ("Xiamen"), which provides for the establishment of Xiamen Three Circles-ERC Battery Corp., Ltd., a Sino-Foreign Manufacturing Joint Venture (the "Joint Venture") to manufacture and sell nickel zinc ("Ni-Zn") batteries;

     WHEREAS, the Joint Venture, Xiamen (formerly Xiamen Daily-Used Chemicals Co., Ltd.) and ERC have entered into a Technology Transfer and License Contract (the "License Contract"), dated as of May 29, 1998, pursuant to which ERC has licensed certain of its Ni-Zn battery technology to the Joint Venture;

     WHEREAS, the registered capital of the Joint Venture is US$6,100,000, of which ERC has contributed US$3,080,500 in cash representing a 50.5% share of the registered capital and cooperative conditions of the Joint Venture;

     WHEREAS, Evercel is a wholly-owned subsidiary of ERC that has been formed to develop the battery business of ERC following a spin-off of Evercel;

     WHEREAS, ERC wishes to transfer to Evercel the principal assets and related liabilities of its battery business in anticipation of the spin-off;

     WHEREAS, ERC also wishes to assign its interests in the Joint Venture Contract and the License Contract to Evercel in connection with the spin-off;

     WHEREAS, such assignment of ERC's interest in the Joint Venture Contract and the License Contract will require the consents of Xiamen and the Joint Venture, respectively, and the approval of the appropriate examination and approval authority of the People's Republic of China (the "PRC Approval Authority");

     WHEREAS, until such consents and approval are obtained and such assignments are effectuated (such assignments collectively referred to herein as the ("Transfer")), ERC and Evercel desire that Evercel bear the obligations and receive the benefits of ERC under the Joint Venture Contract and the License Contract.

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     NOW, THEREFORE,  for good and valuable  consideration,  receipt of which is hereby acknowledged, ERC and Evercel hereby agree as follows:

     1. Until the consents and approvals referred to in Section 5 and Section 6 below are obtained with respect to the Transfer and the Transfer is completed, ERC and Evercel desire that Evercel bear the obligations and receive the benefits of ERC under the Joint Venture Contract and the License Contract. Therefore, to effectuate such intent, Evercel shall provide to ERC, without charge or expense to ERC, all services and assistance (including, without limitation, employee, technology, machinery, equipment and materials selection, sales and marketing assistance and financial assistance) necessary for Evercel to effectively fulfill, on behalf of ERC, all of ERC's obligations under the Joint Venture Contract and the License Contract. In return for such services and assistance, ERC irrevocably agrees to pay to Evercel an amount equal to the sum of all money, dividends, profits, reimbursements, distributions (including liquidating distributions) and payments actually paid to ERC in cash or in kind, or otherwise accruing to ERC, pursuant to or in connection with the Joint Venture Contract and the License Contract. ERC will provide to Evercel all information that ERC receives from the Joint Venture pertaining to the Joint Venture's annual income, losses, and operations sufficient to enable Evercel to report on its annual U.S. federal and state tax returns the allocable amount of taxable income, losses, deductions, and credits to which ERC would otherwise be entitled absent this Agreement. Further, ERC will cause and enable Evercel to have access to all books and records of the Joint Venture or true and correct copies thereof to which ERC is otherwise entitled.

     2. Until the consents and approvals referred to in Section 5 and Section 6 below are obtained with respect to the Transfer and the Transfer is completed, ERC agrees that, in the event of any vacancy in the Board of Directors (the "Board") of the Joint Venture relating to a directorship which ERC is entitled to appoint, or in the position of Deputy General Manager of the Joint Venture, ERC will request a nominee from Evercel to fill such vacancy. Within ten business days of receipt of such request, Evercel will notify ERC in writing of its nominee to fill such vacancy on the Board or as the Deputy General Manager, as applicable. ERC will appoint Evercel's nominee to the Board or as the Deputy General Manager, as applicable, unless ERC raises a reasonable objection to such nominee. Upon ERC's reasonable objection to a nominee, Evercel will notify ERC of a substitute nominee, which substitute nominee (absent any further reasonable objection by ERC) shall be appointed by ERC. In addition, in the event that the Transfer has not taken place by the date that is six months from the date hereof, upon the written request of Evercel, ERC will replace its appointees to the Board with nominees specified by Evercel in such notice (unless ERC raises a reasonable objection to such nominee(s), in which case Evercel will


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          notify ERC of substitute nominee(s)).  ERC also agrees to exercise any residual rights and powers in the Joint Venture interest, including, but not limited to, voting rights, in accordance with Evercel's instructions, provided that such instructions are not materially adverse to ERC, in ERC's reasonable discretion. In the event of any disagreement relating to the foregoing, ERC and Evercel will attempt to work out a mutually agreeable solution.

     3. This Agreement does not constitute an agreement for a partnership or joint venture between ERC and Evercel. All expenses and costs incurred by Evercel in meeting Evercel's obligations under this Agreement shall be solely those of Evercel, and ERC shall not be liable for their payment. All expenses and costs incurrred by ERC in meeting ERC's obligations under this Agreement shall be reimbursed in full by Evercel, provided that ERC, to the extent practical, agrees to notify Evercel prior to incurring any costs or expenses pursuant to this Agreement. Neither party to this Agreement shall have authority to make commitments with third parties, including the Joint Venture, that are binding upon the other party hereto without the other party's written consent, and neither party to this Agreement shall in any way hold itself out as having that power.

     4. This Agreement is personal to both ERC and Evercel, and neither party hereto can assign any rights or duties arising hereunder to a third party, whether by contract or by operation of law, without the prior written consent of the other party to this Agreement; any attempt to do so shall be void.

     5. Immediately following the execution of this Agreement by both parties, ERC shall endeavor to obtain, pursuant to a contract (the "Transfer Contract") to be entered into by and among ERC, Evercel, and the Joint Venture, the written consent of Xiamen to the assignment of obligations and benefits under the Joint Venture Contract and the License Contract and the written consent of the Joint Venture in the form of a unanimous resolution adopted by the Board approving the Transfer and making application to the PRC Approval Authority, the taking of all actions necessary to effectuate such Transfer and the Amendment of the Joint Venture Contract, Articles of Association and the License Contract of the Joint Venture pursuant to the Transfer Contract.

     6. Immediately upon receiving the consents and following the adoption of the unanimous resolution by the Board of Directors of the Joint Venture as set forth in Section 5 above, the parties to this Agreement will endeavor to assist the Joint Venture in applying to the PRC Approval Authority and any other appropriate governmental agency of the PRC for approval of the Transfer Contract and of the corresponding amendments to the Joint Venture Contract, Articles of Association and the License Agreement. In connection


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          therewith,  the parties to this Agreement will endeavor to provide any documents or any assistance reasonably requested by the Joint Venture.

     7. Each of the parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to carry out the intent of this Agreement as set forth in the preambles to this Agreement.

     8. Unless earlier terminated by mutual agreement of the parties to this Agreement, the term of this Agreement shall commence on the date first written above and continue until the consents and the approval set forth in Section 5 above are obtained, at which time this Agreement shall terminate and be of no further force or effect. During the term of this Agreement, ERC agrees, in connection with any of its activities related to the Joint Venture, to act in the best interests of Evercel at all times. In the event that such consents and approval are not obtained, the parties hereto agree that the contractual obligations created hereby shall continue to exist coterminous with the Joint Venture Contract.

     9. ERC agrees that, except as specifically contemplated herein, it will not enter into any amendment or modification to the Joint Venture Contract, Articles of Association or the License Contract without the express written consent of Evercel.

     10. For purposes of the disclosure of information under the Confidentiality Agreement dated May 29, 1998 between ERC and Xiamen attached to the License Contract, the parties hereto agree that Evercel is a legally authorized agent of ERC.

     11. This Agreement shall be governed by the laws of the State of Connecticut, without regard to choice of law considerations.





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     IN WITNESS WHEREOF,  and intending to be legally bound, the duly authorized representatives of each party hereto have signed this Agreement as of the date first written above.


                                   ENERGY RESEARCH CORPORATION



                                           By:  /s/ Jerry D. Leitman
                                               ----------------------
                                   Name/Title:    Jerry D. Leitman
                                                  President and Chief Executive
                                                  Officer

                                   EVERCEL, INC.


                                           By:   /s/ Allen Charkey
                                               ----------------------
                                   Name/Title:     Allen Charkey
                                                   Executive Vice President and
                                                   Chief Operating Officer



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